Exhibit 7.12

Strictly Confidential	Execution Version

SETTLEMENT AGREEMENT

among

CAMPUS HOLDINGS LIMITED

and

DR. JIN HUANG

and

SPIN-RICH LTD.

and

THE BARING ASIA PRIVATE EQUITY FUND V, L.P.

DATED SEPTEMBER 6, 2019

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made on September 6, 2019

AMONG:

(1)                                Campus Holdings Limited, a British Virgin Islands company limited by shares with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands (“Campus”),

(2)                                Dr. Jin Huang, a United States national holding the passport 561464094, being the sole shareholder of Spin-Rich (defined below) as at the date hereof,

(3)                                Spin-Rich Ltd., a company incorporated under the laws of the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Spin-Rich”), and

(4)                                The Baring Asia Private Equity Fund V, L.P., an exempted limited partnership incorporated under the laws of the Cayman Islands with its registered office at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(each a “Party” and together the “Parties”)

WHEREAS, reference is made to that certain:

(1)                                participation agreement, dated as of October 26, 2011 (the “Participation Agreement”), by and among the Parties;

(2)                                escrow agreement, dated as of April 20, 2012 (the “Escrow Agreement”) by and among Spin-Rich, Campus and Deutsche Bank AG, Private Wealth Management (acting as the Escrow Agent thereunder);

(3)                                share charge, dated as of October 26, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Share Charge”), made by Spin-Rich in favour of Campus;

(4)                                investor share charge, dated as of October 26, 2011 (the “Investor Share Charge”), made by Campus in favour of Spin-Rich;

(5)                                custodial instruction letter, dated as of May 17, 2012 (the “Custody Account Instruction Letter”) delivered by Spin-Rich and Campus to Orangefield Trust (Singapore) Pte. Ltd. (acting as the Custodian thereunder); and

(6)                                share purchase agreement, dated on or about the date hereof (the “SPA”), by and among Campus, Baring Private Equity Asia V Holding (4) Limited, Oriental Eminent Ventures Limited and Infinite Victory Ventures Limited.

(the agreements set forth in items (1) through (5) above, collectively, the “Previous Transaction Documents”, and each, a “Previous Transaction Document”)

WHEREAS, pursuant to the Participation Agreement, Spin-Rich shall pay Campus an Investor Shortfall Amount (the “Owed Investor Shortfall Amount”).

WHEREAS, in connection with the execution of the SPA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      INTERPRETATION

1.1                               Definitions.  In this Agreement, unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Participation Agreement.

1.2                               Reference to Previous Transaction Documents.  Reference in this Agreement to each Previous Transaction Document shall include all ancillary agreements, exhibits, schedules and annexes thereto, as may be modified or amended from time to time.

2.                                      TERMINATION; WAIVER

2.1                               Payment of Owed Investor Shortfall Amount.  Dr. Jin Huang (either by herself or through Spin-Rich) shall, upon the Second Completion (as defined in the SPA), pay Campus in cash an amount of USD90,242 in satisfaction of the Owed Investor Shortfall Amount, to a bank account designated by Campus in writing. Conditional upon and as soon as practicable following the full payment of the Owed Investor Shortfall Amount to Campus, the following shall take effect:

(a)                                 the termination of the Share Charge; and

(b)                                 the release of the security constituted by the Share Charge over the Charged Property and the release to Spin-Rich of any title documents relating to the Charged Shares delivered pursuant to the Share Charge.

2.2                               Share Charge. Spin-Rich shall as soon as reasonably practicable after the date of this Agreement (and in any event, within 5 Business Days of the date of this Agreement) amend and restate the Share Charge to secure the Owed Investor Shortfall Amount in favour of Campus and deliver an executed copy of an amendment and restatement agreement amending and restating the Share Charge and further, Spin-Rich shall take any and all such action reasonably requested by Campus in connection with the creation, perfection and preservation of any security constituted by the amended and restated Share Charge (including making all filings and registrations).

2.3                               Termination. Without prejudice to clause 2.1 hereof, on the date hereof, the Participation Agreement shall be terminated, and the following shall take effect:

(a)                                 the termination of the Investor Share Charge and the release of the security constituted by the Investor Share Charge over the Investor Charged Property and the release to Campus of any title documents relating to the Investor Charged Shares delivered pursuant to the Investor Share Charge and the Instruction Letter; and

(b)                                 the termination of the Escrow Agreement and the release of all of the Escrow Shares (as defined in the Escrow Agreement).

2.4                               Full Release and Unconditional Waiver of Claims.  Upon entry into of the SPA concurrently herewith and in any event without prejudice to clause 2.1 hereof (and rights, claims and remedies of Campus and its affiliates, successors, assigns, officers, directors, employees, agents, representatives and advisors in connection therewith or arising therefrom), each of Campus and Spin-Rich irrevocably, unconditionally and permanently mutually releases the other Party and its affiliates, successors, assigns, officers, directors, employees, agents, representatives and advisors (collectively, the “Released Persons”) from any and all claims, demands, causes of action, obligations, controversies, debts, losses, damages, expenses and liabilities, past or present, at law or in equity, known or unknown, contingent or vested, that it had or presently has or claims or asserts to have, or that hereafter could exist, against any of the Released Persons, in each case arising from or in relation to any of the Previous Transaction Documents, including, without limitation, in respect of any Investor Shortfall Amount in excess of the Owed Investor Shortfall Amount, any Early Payment Amount or any other amount owed to a party under any Previous Transaction Document.

2.5                               Further assurance.  Each Party shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the matters contemplated under this Agreement, including, without limitation, the execution and delivery of the following documents (each an “Ancillary Document” and collectively, the “Ancillary Documents”) (to the extent that it is a party thereto):

(a)                                 on the date hereof, a release notice in respect of the Escrow Agreement in the form of Exhibit I;

(b)                                 on the date hereof, a deed of release in respect of the Investor Share Charge in the form of Exhibit II;

(c)                                  on the date hereof, a withdrawal request of the Investor Charged Property in respect of the Custody Account Instruction Letter in the form of Exhibit III (or such other instructions, consent and/or acknowledgment required by the Custodian in order for the Custodian to release the Investor Charged Property held by the Custodian to Campus); and

(d)                                 upon the termination of the Share Charge pursuant to clause 2.1(a) hereof, a deed of release in respect of the Share Charge.

3.                                      REPRESENTATIONS AND WARRANTIES

3.1                               Each Party represents to each other Party that:

(a)                                 If such Party is an entity, such Party has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. All consents, orders, approvals and other authorizations, whether governmental, corporate or otherwise, necessary for such execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.

(b)                                 This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)                                  The execution and delivery of this Agreement by such Party and the consummation by such Party of the transactions contemplated hereby does not and will not constitute or result in a breach, violation, or default in any material respect under (i) any agreement or instrument, whether written or oral, express or implied, to which such Party is a party, (ii) if such Party is an entity, such Party’s charter or organizational documents, or (iii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of such Party.

4.                                      GOVERNING LAW AND JURISDICTION

4.1                               Governing Law.  This Agreement, the rights of the Parties hereunder and all disputes arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the domestic substantive laws of Hong Kong, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

4.2                               Dispute Resolution.

(a)                                 Any dispute, controversy or claim arising out of or relating to this Agreement and/or the Ancillary Documents, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to them (the “Dispute”), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration is submitted in accordance with these Rules.  The seat of arbitration shall be Hong Kong.  The number of arbitrators shall be three, of whom one arbitrator shall be designated by the claimant(s) to the Dispute, one arbitrator shall be designated by the respondent(s) to the Dispute, and the two arbitrators so designated shall, within thirty (30) days of their appointment, designate the third arbitrator, which third arbitrator shall act as the presiding arbitrator.  Should either party fail to designate an arbitrator, or should the two designated arbitrators fail to designate the third arbitrator within thirty (30) days of their appointment, such arbitrator shall be appointed by the HKIAC in accordance with the Rules.  The language to be used in the arbitral proceedings shall be English.

(b)                                 This clause shall not preclude Parties from seeking injunctive relief and/or interim or provisional remedies from a court of competent jurisdiction in aid of arbitration, or pending the establishment of the arbitral tribunal or the arbitral tribunal’s determination of the Dispute.

(c)                                  The Parties agree that any award rendered by the arbitral tribunal may be enforced in any court of competent jurisdiction.  The Parties undertake to carry out any award of the arbitral tribunal without delay, and waive their rights to refer any question of law and any rights of appeal on the law or the merits to a court of law or other judicial authority.  No party shall challenge or resist enforcement action taken by another party in whose favor any award is made by the arbitral tribunal.

5.                                      GENERAL PROVISIONS

5.1                               Term.  This Agreement shall become effective from the date hereof.

5.2                               Compliance with Laws.  Each Party undertakes to comply with applicable disclosure requirements under applicable securities laws and rules of the stock exchanges having jurisdiction over such Party in connection with the execution and performance of this Agreement and the Ancillary Documents.

5.3                               Confidentiality.  The Parties agree that (a) all information such Party receives from any other Party in connection with the execution and performance of this Agreement and/or the Ancillary Documents and (b) any information regarding the existence, the terms of or facts related to this Agreement and/or the Ancillary Documents shall, in each case, be kept confidential and not publicly disclosed, except (i) as may be required by law, or any governmental regulatory or self-regulatory authority or examiner or stock exchange having jurisdiction over such Party, (ii) to its officers, directors, affiliates, advisors, financing sources, investors (and their investors) and service providers (as applicable and on a need-to-know basis), provided that each such officer, director, affiliate, advisor, financing source, service provider or investor (and their investors) is subject to confidentiality obligations, or (iii) is compelled in a judicial or administrative process.

5.4                               Assignment.  This Agreement shall be binding on and enure for the benefit of each Party and its successors in title.  No Party shall assign, or declare any trust in favour of a third party over, all or any part of the benefit of, or its rights, benefits or obligations under, this Agreement, without the consent of the other Parties.

5.5                               Entire Agreement.  This Agreement and the Ancillary Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties with respect to the specific subject matter hereof.

5.6                               Costs and Expenses; Taxes.  Except as otherwise agreed by the Parties, each Party shall pay its own costs and expenses as well as taxes incurred in relation to or arising from the negotiation, preparation, execution and performance of this Agreement and the Ancillary Documents.

5.7                               No Third Party Rights.  The Parties do not intend that any term of this Agreement should be enforceable, by virtue of The Contracts (Rights of Third Parties) Ordinance (Cap 623), by any person who is not a party to this Agreement other than the Released Persons.

5.8                               Amendments.  This Agreement may only be varied in writing signed by each of the Parties.

5.9                               Counterparts.  This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

CAMPUS HOLDINGS LIMITED

By:
Name:	Tariq Syed Usman
Title:	Alternate Director to Caroline Baker

Signature Page to Settlement Agreement

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

The Baring Asia Private Equity Fund V, L.P.

By:
Name:	Tek Yok Hua
Title:	Director of Baring Private Equity Asia GP V Limited, acts as the General Partner of Baring Private Equity Asia GP V, L.P., which is the general partner of The Baring Asia Private Equity Fund V, L.P.

Signature Page to Settlement Agreement

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

Dr. Jin Huang

Signature Page to Settlement Agreement

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

Signature Page to Settlement Agreement

Exhibit I

Form of Release Notice in respect of the Escrow Agreement

[To be separately attached]

FORM OF RELEASE NOTICE

To:                             Deutsche Bank AG, Private Wealth Management

52/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Attn: Frederick Fong / Cherris Wong

Via Facsimile and Overnight Courier

_____________, 2019

Dear Sirs

Release Notice

We refer to the escrow agreement (the “Escrow Agreement”) dated April 20, 2012 executed by Spin-Rich, Campus and the Escrow Agent.

Capitalised terms used but not otherwise defined herein shall have the meanings set forth in the above mentioned Escrow Agreement.

Pursuant to Clause 4(a) of the Escrow Agreement, we hereby jointly and irrevocably instruct you as the Escrow Agent to deliver the number of Escrow Shares specified below to the following party / account within five (5) Business day from the date hereof:

The Escrow Shares totaling 168,773 American Depository Shares, bearing the indicative number(s) of a/c 6029383 Campus Holdings Limited.

To

Bank/Broker name: Deutsche Bank AG

Further credit to Account No.: 6026009

Further credit to Account Name: Campus Holdings Limited (ACC2)

Contact Person:   Frederick Fong

Contact email and number: frederick.fong@db.com, (852) 2203 7823

Upon release of such Escrow Shares, the Escrow Agreement shall terminate in accordance with Section 10 of thereof.

[Remainder of page intentionally left blank]

Yours faithfully

For and on behalf of

Spin- Rich Ltd.

Authorised Signatory
Name: Jin Huang
c.c. Campus Holdings Limited

[Signature Page to Joint Escrow Release Instructions]

Yours faithfully

For and on behalf of

Campus Holdings Limited

Authorised Signatory
Name:
c.c. Spin-Rich Ltd.

Exhibit II

Form of Release in respect of the Investor Share Charge

[To be separately attached]

DEED OF RELEASE

THIS DEED is made on ______________ 2019 by SPIN-RICH LTD., a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Co-Investor”).

WHEREAS:

(A)                               The Co-Investor enters into this Deed in connection with the Participation Agreement (as defined below).

(B)                               Pursuant to the terms of the Participation Agreement, the Investor (as defined below) has provided certain security and/or guarantee (as the case may be) in favour of the Co-Investor pursuant to the Investor Share Charge (as defined below).

(C)                               The Investor has requested that the Co-Investor release and discharge the guarantees and security created by or pursuant to the Investor Share Charge on the terms set out in this Deed.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATIONS

1.1                               Definitions

“Investor” means Campus Holdings Limited, a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands;

“Investor Charged Property” means the “Charged Property” as defined in the Investor Share Charge;

“Investor Share Charge” means the investor share charge (charge ID 8NNT3O and KRRW3G) dated 26 October 2011 and entered into between the Investor as chargor and the Co-Investor as chargee; and

“Participation Agreement” means the participation agreement dated 26 October 2011 entered into between, among others, the Co-Investor as co-investor, Dr. Jin Huang as co-investor shareholder, the Investor as investor and The Baring Asia Private Equity Fund V, L.P. as parent (as amended, modified or supplemented from time to time).

1.2                               Terms defined in this Deed

Unless defined in this Deed, a term defined in the Participation Agreement has the same meaning in this Deed or any notice given under or in connection with this Deed.

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1.3                               Construction

(a)                                 Clause 2 (Rules of Construction) of Appendix A of the Participation Agreement will apply as if incorporated in this Deed or in any notice given under or in connection with this Deed, except that references to “this Agreement” will be construed as references to this Deed.

(b)                                 It is intended that this Deed takes effect as a deed notwithstanding the fact that a party may only execute this Deed under hand.

2.                                      RELEASE — INVESTOR SHARE CHARGE

With effect from the date of this Deed, subject to the terms and conditions set forth herein, the Co-Investor hereby, without recourse, representation or warranty:

(a)                                 releases and discharges all of the rights, interests, benefits and title in, of and to all property, assets and undertaking of the Investor the subject of, or expressed to be the subject of any security or guarantee created by the Investor Share Charge from all security (including mortgage, charge, pledge, transfer and/or assign) and guarantee granted to it constituted under the Investor Share Charge;

(b)                                 releases, discharges, reassigns and retransfers to the Investor all of the rights, interests, benefits and title in, of and to all property, assets and undertaking of the Investor assigned to the Co-Investor by or pursuant to the Investor Share Charge;

(c)                                  releases and discharges the Investor from all its present and future, actual or contingent obligations, liabilities, undertakings, covenants or restrictions (whether owed jointly or severally or in any other capacity whatsoever) contained in and howsoever arising under or in connection with the Investor Share Charge (save for those that are specified in the Transaction Documents as surviving termination of such Transaction Document which shall, as so specified by their express terms, survive without prejudice and remain in full force and effect); and

(d)                                 revokes and terminates all powers of attorney, if any, granted to it by the Investor under the Investor Share Charge.

3.                                      DELIVERY OF DOCUMENTS

The Co-Investor shall promptly following the date of this Deed, take all necessary actions to deliver or cause to be delivered to the Investor all documents (including all certificates and other documents of title or evidence of ownership in respect of property, assets and undertaking of the Investor) under the Investor Share Charge to the persons designated by the Investor, including but not limited to the release of any title documents relating to the Investor Charged Property, as applicable, delivered to the Custody Account in accordance with the terms and conditions of the Custody Account Instruction Letters.

4.                                      COSTS AND EXPENSES

Except as expressly provided for herein, the Co-Investor shall bear its own fees and costs in connection with the negotiation, preparation and execution of this Deed and other documents in relation to this Deed and the implementation of the arrangements contemplated in this Deed and any related documents.

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5.                                      FURTHER ASSURANCE

(a)                                 The Co-Investor shall as soon as reasonably practicable after the date of this Deed, do all such acts and execute all such documents (including reassignments, retransfers, notices or releases) as the Investor may reasonably specify to give effect to and perfect the release and discharge of the security interests created by or pursuant to the Investor Share Charge or the Transaction Documents in accordance with the provisions of Clause 2 (Release — Investor Share Charge) and of any security interests granted to secure the claims of the Co-Investor under the Transaction Documents and which have not been included in the Investor Share Charge for any reason whatsoever.

(b)                                 The Co-Investor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the release of any of the Investor Charged Property from the security interests created by or pursuant to the Investor Share Charge or the Transaction Documents.

6.                                      MISCELLANEOUS

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.                                      GOVERNING LAW AND JURISDICTION

(a)                                 This Deed is governed by, and shall be construed in accordance with the laws of the British Virgin Islands.

(b)                                 The courts of the British Virgin Islands have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this deed) (a “Dispute”).

(c)                                  Nothing in this clause shall prevent the Co-Investor, any Delegate or any Receiver from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Co-Investor and any Receiver may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date stated at the beginning of this Deed.

[The remainder of this page has been intentionally left blank.]

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SIGNATORY TO DEED OF RELEASE

Co-Investor

Executed as a Deed	)
by Spin-Rich Ltd.	)
By	)
)
as the authorized signatory of and on behalf of Spin-Rich Ltd. in the presence of:	)
)
	)	(signature of authorized signatory)

Witness

Name:

Title:

Address:

Occupation:

[Signature Page to Deed of Release]

Exhibit III

Form of Withdrawal Notice in respect of the Custody Account Instruction Letter

[To be separately attached]

Withdrawal Request

To:                                    Vistra Alternative Investments (Singapore) Pte. Ltd. (the “Custodian”)

1 Raffles Place,

#13-01 One Raffles Place,

Singapore 048616

Attention: Tariq Syed Usman

E-mail: bpea.sg@vistra.com

From:                      Spin-Rich Ltd. (“Spin-Rich”)

Vistra Corporate Services Centre

Wickhams Cay II, Road Town,

Tortola, VG1110, British Virgin Islands

Attention: Dr. Jin Huang

E-mail: jin.huang@ambow.com

and

Campus Holdings Limited (“Campus”)

Vistra Corporate Services Centre

Wickhams Cay II, Road Town,

Tortola, VG 1110, British Virgin Islands

with a copy to:

Baring Private Equity Asia

Suite 3801, Two International Finance Centre,

Central, Hong Kong

Facsimile: +852 2843 9300

E-mail: patrickcordes@bpeasia.com

Attention: Patrick Cordes

Date:                         ______________, 2019

Dear Sirs,

1.              Reference is made to (i) the custodial instruction letter (the “Instruction Letter”) dated as of 17 May 2012 delivered by Spin-Rich and Campus to you and (ii) the Share Charge dated October 26, 2011 between Spin-Rich and Campus pursuant to which the following original documentation was delivered to you to be held in your custody in trust for the benefit of Spin-Rich and Campus:

(a)                                 an original share certificate number OA031 dated 29 December 2011 (“Original Share Certificate”) representing 1,818,182 Class A ordinary shares of Ambow Education Holding Ltd. issued to and registered in the name of Campus (the “Shares”);

(b)                                 an executed but undated instrument of share transfer in respect of the Shares (the “Instrument of Transfer”); and

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(c)                                  an executed undertaking dated 26 October 2011 signed by an authorised signatory of Ambow Education Holding Ltd. (the “Undertaking”),

collectively, the “Custodial Property”.

2.              As a result of a reverse stock spilt, a new share certificate was issued to replace the Original Share Certificate on 17 August 2015 with share certificate number RSOA038 (a “New Share Certificate”) representing 60,606 Class A ordinary shares of Ambow Education Holding Ltd. and the New Share Certificate was held in your custody in trust for the benefit of Spin-Rich and Campus.

3.              Notwithstanding Clause 1 of the Instruction Letter, the undersigned hereby jointly instruct you to:

(a)                                 acknowledge your receipt of this withdrawal request by signing the acknowledgement set out in Schedule 2 (Acknowledgement) and returning it to each of Spin-Rich and Campus at the addresses specified above; and

(b)                                 on the date of your receipt of a copy of the executed deed of release substantially in the form set out in Schedule 1 (Form of Deed of Release) (the “Deed of Release”), release the Custodial Property by delivery of the New Share Certificate and the Instrument of Transfer to the offices of Ropes & Gray, 44th Floor, One Exchange Square, 8 Connaught Road, Hong Kong and marked for the attention of Shan Huang.

[The remainder of this page has been intentionally left blank.]

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Schedule 1
Form of Deed of Release

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DEED OF RELEASE

THIS DEED is made on                2019 by SPIN-RICH LTD., a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Co-Investor”).

WHEREAS:

(A)                               The Co-Investor enters into this Deed in connection with the Participation Agreement (as defined below).

(B)                               Pursuant to the terms of the Participation Agreement, the Investor (as defined below) has provided certain security and/or guarantee (as the case may be) in favour of the Co-Investor pursuant to the Investor Share Charge (as defined below).

(C)                               The Investor has requested that the Co-Investor release and discharge the guarantees and security created by or pursuant to the Investor Share Charge on the terms set out in this Deed.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATIONS

1.1                               Definitions

“Investor” means Campus Holdings Limited, a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands;

“Investor Charged Property” means the “Charged Property” as defined in the Investor Share Charge;

“Investor Share Charge” means the investor share charge (charge ID 8NNT3O and KRRW3G) dated 26 October 2011 and entered into between the Investor as chargor and the Co-Investor as chargee; and

“Participation Agreement” means the participation agreement dated 26 October 2011 entered into between, among others, the Co-Investor as co-investor, Dr. Jin Huang as co-investor shareholder, the Investor as investor and The Baring Asia Private Equity Fund V, L.P. as parent (as amended, modified or supplemented from time to time).

1.2                               Terms defined in this Deed

Unless defined in this Deed, a term defined in the Participation Agreement has the same meaning in this Deed or any notice given under or in connection with this Deed.

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1.3                               Construction

(a)                                 Clause 2 (Rules of Construction) of Appendix A of the Participation Agreement will apply as if incorporated in this Deed or in any notice given under or in connection with this Deed, except that references to “this Agreement” will be construed as references to this Deed.

(b)                                 It is intended that this Deed takes effect as a deed notwithstanding the fact that a party may only execute this Deed under hand.

2.                                      RELEASE — INVESTOR SHARE CHARGE

With effect from the date of this Deed, subject to the terms and conditions set forth herein, the Co-Investor hereby, without recourse, representation or warranty:

(a)                                 releases and discharges all of the rights, interests, benefits and title in, of and to all property, assets and undertaking of the Investor the subject of, or expressed to be the subject of any security or guarantee created by the Investor Share Charge from all security (including mortgage, charge, pledge, transfer and/or assign) and guarantee granted to it constituted under the Investor Share Charge;

(b)                                 releases, discharges, reassigns and retransfers to the Investor all of the rights, interests, benefits and title in, of and to all property, assets and undertaking of the Investor assigned to the Co-Investor by or pursuant to the Investor Share Charge;

(c)                                  releases and discharges the Investor from all its present and future, actual or contingent obligations, liabilities, undertakings, covenants or restrictions (whether owed jointly or severally or in any other capacity whatsoever) contained in and howsoever arising under or in connection with the Investor Share Charge (save for those that are specified in the Transaction Documents as surviving termination of such Transaction Document which shall, as so specified by their express terms, survive without prejudice and remain in full force and effect); and

(d)                                 revokes and terminates all powers of attorney, if any, granted to it by the Investor under the Investor Share Charge.

3.                                      DELIVERY OF DOCUMENTS

The Co-Investor shall promptly following the date of this Deed, take all necessary actions to deliver or cause to be delivered to the Investor all documents (including all certificates and other documents of title or evidence of ownership in respect of property, assets and undertaking of the Investor) under the Investor Share Charge to the persons designated by the Investor, including but not limited to the release of any title documents relating to the Investor Charged Property, as applicable, delivered to the Custody Account in accordance with the terms and conditions of the Custody Account Instruction Letters.

4.                                      COSTS AND EXPENSES

Except as expressly provided for herein, the Co-Investor shall bear its own fees and costs in connection with the negotiation, preparation and execution of this Deed and other documents in relation to this Deed and the implementation of the arrangements contemplated in this Deed and any related documents.

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5.                                      FURTHER ASSURANCE

(a)                                 The Co-Investor shall as soon as reasonably practicable after the date of this Deed, do all such acts and execute all such documents (including reassignments, retransfers, notices or releases) as the Investor may reasonably specify to give effect to and perfect the release and discharge of the security interests created by or pursuant to the Investor Share Charge or the Transaction Documents in accordance with the provisions of Clause 2 (Release — Investor Share Charge) and of any security interests granted to secure the claims of the Co-Investor under the Transaction Documents and which have not been included in the Investor Share Charge for any reason whatsoever.

(b)                                 The Co-Investor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the release of any of the Investor Charged Property from the security interests created by or pursuant to the Investor Share Charge or the Transaction Documents.

6.                                      MISCELLANEOUS

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.                                      GOVERNING LAW AND JURISDICTION

(a)                                 This Deed is governed by, and shall be construed in accordance with the laws of the British Virgin Islands.

(b)                                 The courts of the British Virgin Islands have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this deed) (a “Dispute”).

(c)                                  Nothing in this clause shall prevent the Co-Investor, any Delegate or any Receiver from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Co-Investor and any Receiver may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date stated at the beginning of this Deed.

[The remainder of this page has been intentionally left blank.]

3

SIGNATORY TO DEED OF RELEASE

   Co-Investor

Executed as a Deed	)
by Spin-Rich Ltd.	)
By	)
)
as the authorized signatory of and on behalf of Spin-Rich Ltd. in the presence of:	)
)
	)	(signature of authorized signatory)

Witness

Name:

Title:

Address:

Occupation:

[Signature Page to Deed of Release]

Schedule 2

Acknowledgement of Custodian

To:                                    Spin-Rich Ltd. (“Spin-Rich”)

Vistra Corporate Services Centre

Wickhams Cay II, Road Town,

Tortola, VG1110, British Virgin Islands

Attention: Dr. Jin Huang

E-mail: jin.huang@ambow.com

and

Campus Holdings Limited (“Campus”)

Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG 1110, British Virgin Islands

with a copy to:

Baring Private Equity Asia

Suite 3801, Two International Finance Centre, Central,

Hong Kong

Facsimile: +852 2843 9300

E-mail: patrickcordes@bpeasia.com

Attention: Patrick Cordes

Reference is made to (i) the custodial instruction letter (the “Instruction Letter”) dated as of 17 May 2012 delivered by Spin-Rich and Campus to Vistra Alternative Investments (Singapore) Pte. Ltd. (the “Custodian” or “you”) and (ii) the Share Charge dated October 26, 2011 between Spin-Rich and Campus. Terms used but not defined herein shall have the meaning given them in the Instruction Letter.

We hereby acknowledge receipt of the withdrawal request dated           2019 (the “Withdrawal Request”) delivered to us by Spin-Rich and Campus. Terms defined in the Withdrawal Request shall have the same meaning herein.

We hereby further acknowledge that the Original Share Certificate has been delivered to the offices of PacGate Law Group as transfer agent to Ambow Education Holding Ltd., at A-4201, Fortune Plaza, 7 East 3rd Ring Road, Chaoyang District, Beijing 100020, People’s Republic of China on 12 November 2015.

We hereby agree on our behalf and on behalf of our successors, assigns and affiliates, to:

1.              immediately and without consideration, to transfer the Undertaking to Campus should the Undertaking at any time hereafter come into the hands, custody or power of the Custodian; and

2.              release the New Share Certificate and the Instrument of Transfer upon our receipt of a copy of the executed Deed of Release in accordance with the instructions provided in the Withdrawal Request.

4

For and on behalf of

Vistra Alternative Investments (Singapore) Pte. Ltd.

in its capacity as Custodian

Authorised Signatory
Name:

5

Yours faithfully	Yours faithfully
For and on behalf of	For and on behalf of
Spin-Rich Ltd.	Campus Holdings Limited

Authorised Signatory	Authorised Signatory
Name: Jin Huang	Name:
c.c. Campus Holdings Limited	c.c. Spin-Rich Ltd.

[Signature page to the Withdrawal Request]